Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Third Quarter of 2020 Ended March 31, 2020

SUNNYVALE, Calif.--(BUSINESS WIRE)--May 5, 2020--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal third quarter of 2020 ended March 31, 2020.

The results for the fiscal third quarter of 2020 ended March 31, 2020 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Revenue	$106.9	$117.9	$109.1
Gross Margin	21.0%	20.7%	23.5%
Operating Loss	$(8.6)	$(3.4)	$(3.7)
Net Loss Attributable to AOS	$(6.5)	$(1.0)	$(1.6)
Net Loss Per Share Attributable to AOS - Diluted	$(0.26)	$(0.04)	$(0.06)
Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	March 31, 2020	December 31,2019	March 31, 2019
Revenue	$106.9	$117.9	$109.1
Non-GAAP Gross Margin	27.5%	28.3%	27.0%
Non-GAAP Operating Income	$3.5	$7.6	$6.3
Non-GAAP Net Income Attributable to AOS	$2.9	$5.8	$5.5
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$0.11	$0.23	$0.22

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q3 Ended March 31, 2020” below exclude the effect of share-based compensation expenses and production ramp up costs in each of the periods presented, and pre-production costs relating to Chongqing Joint Venture ("JV Company") for the three and nine months ended March 31, 2019, as well as legal costs related to government investigation and impairment of privately-held investment for the three and nine months ended March 31, 2020. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q3 Ended March 31, 2020

  Revenue was $106.9 million, a decrease of 9.3% from the prior quarter and a decrease of 2.0% from the same quarter last year.
  GAAP gross margin was 21.0%, up from 20.7% in the prior quarter and down from 23.5% year-over-year.
  Non-GAAP gross margin was 27.5%, down from 28.3% in the prior quarter and up from 27.0% from the same quarter last year.
  GAAP operating expenses were $31.1 million, up from $27.8 million in the prior quarter and up from $29.4 from the same quarter last year.
  Non-GAAP operating expenses were $25.8 million, an increase of $0.1 million from last quarter and an increase of $2.7 million from the same quarter last year.
  GAAP operating loss was $8.6 million, up from $3.4 million loss in the prior quarter and $3.7 million loss from the same quarter last year.
  Non-GAAP operating income was $3.5 million as compared to $7.6 million for the prior quarter and $6.3 million for the same quarter last year.
  GAAP net loss per share attributable to AOS was $0.26, compared to $0.04 for the prior quarter and $0.06 for the same quarter a year ago.
  Non-GAAP earnings per share attributable to AOS was $0.11 compared to $0.23 for the prior quarter and $0.22 for the same quarter a year ago.
  Consolidated cash flow provided by operating activities was $14.3 million, compared to $8.9 million in prior quarter. Operating cash flow provided by AOS alone (excluding the JV Company) was $29.5 million, compared to $12.5 million in the prior quarter.
  The Company closed the quarter with $110.2 million of cash and cash equivalents, including $10.7 million cash balance at the JV Company.

“Despite unprecedented challenges resulting from the COVID-19 pandemic, we finished the March quarter in line with expectations, with revenue in our guidance range. As we navigate through this difficult time, our top priority is the health and well-being of our employees and their families. We are thankful that all 4,000 of our employees are safe and well, our global operations are running, and our manufacturing facilities are operating at expected levels. I am both humbled by and proud of our amazing group of employees, who delivered extraordinary performance with a strong sense of ownership and commitment, while sustaining a safe and healthy work environment,” stated Dr. Mike Chang, Chairman and CEO of AOS.

Dr. Chang continued, “Even with the overall downturn in the economy, near-term end demand for Computing and Gaming is strong. Our JV Company is starting to fulfill its purpose, as highlighted in our strategic plan for sustainable growth. It has played a critical role in enabling us to capture the surge in Computing demand. In difficult times like these, supporting our customers through uninterrupted supply of products is more important than ever. The power semiconductor market is large and growing, and we are determined and committed to accomplish our mission to expand rapidly and become a top-tier supplier to this market.”

Business Outlook for Fiscal Q4 Ending June 30, 2020

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the fourth quarter of fiscal year 2020 are as follows:

  Revenue is expected to be between $117 million and $121 million.
  GAAP gross margin is expected to be approximately 22.0% plus or minus 1%. Non-GAAP gross margin is expected to be approximately 26.5% plus or minus 1%. Note that non-GAAP gross margin excludes $0.4 million of estimated share-based compensation and $5.0 million of estimated production ramp-up costs relating to the JV Company.
  GAAP operating expenses are expected to be in the range of $29.0 million plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $25.7 million plus or minus $1 million. Both GAAP and non-GAAP operating expenses include $3.2 million to $3.5 million of estimated expenses relating to the development of our digital power controller business. Non-GAAP operating expenses exclude $1.0 million to $2.0 million of estimated professional fees related to the government investigation and $2.3 million of estimated share-based compensation charge.
  Income tax expense is expected to be approximately $0.3 million to $0.5 million.
  Loss attributable to noncontrolling interest is expected to be around $2.7 million. On a non-GAAP basis, excluding estimated production ramp-up costs relating to the JV Company, this item is expected to be approximately $0.1 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal third quarter of 2020 ended March 31, 2020 today, May 5, 2020 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the live call, analysts and investors should dial 866-393-4306 (or 734-385-2616 if dialing from outside the United States and Canada). The conference ID number is 2759996. In addition, a copy of the script of management's prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com/.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to expected growth rate, our product portfolios, projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, and non-GAAP loss attributable to noncontrolling interest, expected increase of demand in PC and gaming markets, our responses to the COVID-19 pandemic, the ability to expand our sales and market share, increase our capacity and achieve sustained growth and profitability, our ability to support global OEM and ODM customers, the expected ramp-up schedule of the 12-inch fab at the JV Company and target run rate, our ability to provide power solutions and reliable supply chains, and other information under the section entitled “Business Outlook for Fiscal Q4 Ending June 30, 2020”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business, our ability to successfully operate our joint venture in China; our ability to develop and succeed in the digital power business; difficulties and challenges in executing our diversification strategy into different market segments; new tariffs on goods from China; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; the state of semiconductor industry and seasonality of our markets; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 filed on August 23, 2019. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income (loss), net loss attributable to noncontrolling interest, net income (loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses, production ramp up costs and re-production expenses related to the JV Company, as well as legal costs related to government investigation and impairment of privately-held investment. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin, operating expenses and loss attributable to noncontrolling interest. These forecast supplemental measures exclude estimated pre-production expenses and production ramp-up costs relating to our JV Company, estimated share-based compensation expenses and legal costs related to investigation case. We believe that these historical and forecast non-GAAP financial measures can provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included amount of income tax effect of non-GAAP adjustments in the non-GAAP net income of reconciliation table for all periods presented as the management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including portable computers, flat-panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers, and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019	March 31, 2020	March 31, 2019

Revenue	$106,852	$117,860	$109,067	$342,514	$339,064
Cost of goods sold	84,393	93,454	83,438	268,717	251,322
Gross profit	22,459	24,406	25,629	73,797	87,742
Gross margin	21.0%	20.7%	23.5%	21.5%	25.9%

Operating expenses:
Research and development	13,569	12,147	11,417	38,084	35,401
Selling, general and administrative	16,909	15,629	17,947	47,723	58,403
Impairment of privately-held investment	600	—	—	600	—
Total operating expenses	31,078	27,776	29,364	86,407	93,804
Operating loss	(8,619)	(3,370)	(3,735)	(12,610)	(6,062)

Interest expense and other income (loss), net	(2,282)	(635)	(1,595)	(3,744)	(4,455)
Loss before income taxes	(10,901)	(4,005)	(5,330)	(16,354)	(10,517)

Income tax expense (benefit)	(1,015)	568	625	(37)	1,886
Net loss including noncontrolling interest	(9,886)	(4,573)	(5,955)	(16,317)	(12,403)
Net loss attributable to noncontrolling interest	(3,391)	(3,568)	(4,400)	(9,826)	(11,719)
Net loss attributable to Alpha and Omega Semiconductor Limited	$(6,495)	$(1,005)	$(1,555)	$(6,491)	$(684)

Net loss per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$(0.26)	$(0.04)	$(0.06)	$(0.26)	$(0.03)
Diluted	$(0.26)	$(0.04)	$(0.06)	$(0.26)	$(0.03)

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net loss per share
Basic	24,894	24,701	24,084	24,711	23,938
Diluted	24,894	24,701	24,084	24,711	23,938

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	March 31, 2020	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$110,223	$121,893
Restricted cash	2,325	364
Accounts receivable, net	17,470	24,296
Inventories	127,395	111,643
Other current assets	34,518	37,102
Total current assets	291,931	295,298
Property, plant and equipment, net	412,318	409,737
Operating lease right-of-use assets, net	32,739	—
Intangible assets, net	16,798	16,882
Deferred income tax assets	4,755	4,822
Restricted cash - long-term	1,973	2,038
Other long-term assets	6,781	10,617
Total assets	$767,295	$739,394
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$87,973	$94,384
Accrued liabilities	50,572	44,075
Income taxes payable	419	1,541
Short-term debt	32,812	26,609
Finance lease liabilities	15,219	11,355
Operating lease liabilities	3,839	—
Total current liabilities	190,834	177,964
Long-term debt	74,205	59,380
Income taxes payable - long-term	859	993
Deferred income tax liabilities	485	466
Finance lease liabilities - long-term	30,579	43,381
Operating lease liabilities - long-term	30,248	—
Other long-term liabilities	10,356	13,921
Total liabilities	337,566	296,105
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at March 31, 2020 and June 30, 2019	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 31,715 shares and 25,076 shares, respectively at March 31, 2020 and 31,163 shares and 24,517 shares, respectively at June 30, 2019	63	62
Treasury shares at cost, 6,639 shares at March 31, 2020 and 6,646 shares at June 30, 2019	(66,184)	(66,240)
Additional paid-in capital	242,470	234,410
Accumulated other comprehensive loss	(5,408)	(2,693)
Retained earnings	118,938	125,485
Total Alpha and Omega Semiconductor Limited shareholder's equity	289,879	291,024
Noncontrolling interest	139,850	152,265
Total equity	429,729	443,289
Total liabilities and equity	$767,295	$739,394

Supplemental disclosures of financial information:
(in thousands)

	As of March 31, 2020				As of June 30, 2019
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Cash and cash equivalents	$99,523	$10,700		$110,223	$100,733	$21,160		$121,893
Bank borrowings liabilities	$34,793	$118,790	*	$153,583	$41,048	$99,865	*	$140,913
Inventory	$95,237	$32,158		$127,395	$93,852	$17,791		$111,643
Property, plant and equipment, net	$159,517	$252,801		$412,318	$148,497	$261,240		$409,737
Total assets	$378,422	$388,873		$767,295	$375,004	$364,390		$739,394
Total equity	$336,512	$93,217		$429,729	$325,240	$118,049		$443,289
* AOS is not a guarantor of CQJV's (Chongqing Joint Venture) debts.
	Three Months Ended March 31, 2020				Three Months Ended December 31, 2019				Three Months Ended March 31, 2019
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Net cash provided by (used in) operating activities	$29,545	$(15,233)		$14,312	$12,470	$(3,532)		$8,938	$9,540	$(17,465)		$(7,925)
Purchase of property and equipment, net of government grant	$13,063	$3,720		$16,783	$12,062	$3,307		$15,369	$8,184	$15,786		$23,970
EBITDAS	$6,487	$(1,095)	**	$8,783	$12,538	$(2,214)	**	$13,892	$13,535	$(6,093)	**	$11,842
** CQJV EBITDAS includes amounts attributable to noncontrolling interest.

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019	March 31, 2020	March 31, 2019

GAAP gross profit	$22,459	$24,406	$25,629	$73,797	$87,742
Share-based compensation	357	404	494	1,197	1,532
Production ramp up costs related to joint venture	6,552	8,486	3,350	21,029	7,983
Non-GAAP gross profit	$29,368	$33,296	$29,473	$96,023	$97,257
Non-GAAP gross margin as a % of revenue	27.5%	28.3%	27.0%	28.0%	28.7%

GAAP operating loss	$(8,619)	$(3,370)	$(3,735)	$(12,610)	$(6,062)
Share-based compensation	2,876	2,487	3,112	7,732	10,659
Pre-production expenses related to joint venture	—	—	3,584	—	11,945
Production ramp up costs related to joint venture	6,552	8,486	3,350	21,029	7,983
Legal costs related to government investigation	2,133	—	—	2,133	—
Impairment of privately-held investment	600	—	—	600	—
Non-GAAP operating income	$3,542	$7,603	$6,311	$18,884	$24,525
Non-GAAP operating margin as a % of revenue	3.3%	6.5%	5.8%	5.5%	7.2%

GAAP net loss attributable to AOS	$(6,495)	$(1,005)	$(1,555)	$(6,491)	$(684)
Share-based compensation	2,876	2,487	3,112	7,732	10,659
Pre-production expenses related to joint venture	—	—	2,215	—	7,335
Production ramp up costs related to joint venture	3,764	4,294	1,705	11,156	4,199
Legal costs related to government investigation	2,133	—	—	2,133	—
Impairment of privately-held investment	600	—	—	600	—
Income tax effect of non-GAAP adjustments	0	(2)	(17)	(7)	(30)
Non-GAAP net income attributable to AOS	$2,878	$5,774	$5,460	$15,123	$21,479
Non-GAAP net margin attributable to AOS as a % of revenue	2.7%	4.9%	5.0%	4.4%	6.3%

GAAP net loss attributable to AOS	$(6,495)	$(1,005)	$(1,555)	$(6,491)	$(684)
Share-based compensation	2,876	2,487	3,112	7,732	10,659
Amortization and depreciation	11,784	10,850	8,010	33,538	24,159
Interest expense, net	1,633	992	1,650	2,405	4,738
Income tax expense (income)	(1,015)	568	625	(37)	1,886
EBITDAS	$8,783	$13,892	$11,842	$37,147	$40,758

GAAP diluted net loss per share attributable to AOS	$(0.26)	$(0.04)	$(0.06)	$(0.26)	$(0.03)
Share-based compensation	0.11	0.10	0.12	0.30	0.43
Pre-production expenses related to joint venture	—	—	0.09	—	0.30
Production ramp up costs related to joint venture	0.15	0.17	0.07	0.44	0.17
Legal costs related to government investigation	0.09	—	—	0.09	—
Impairment of privately-held investment	0.02	—	—	0.02	—
Income tax effect of non-GAAP adjustments	0.00	0.00	0.00	0.00	0.00
Non-GAAP diluted net income per share attributable to AOS	$0.11	$0.23	$0.22	$0.59	$0.87

Shares used to compute GAAP diluted net income per share	24,894	24,701	24,084	24,711	23,938
Shares used to compute Non-GAAP diluted net income per share	25,889	25,594	24,769	25,538	24,598

Contacts

Alpha and Omega Semiconductor Limited
Investor Relations
So-Yeon Jeong
408-789-3172
investors@aosmd.com